UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2008

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 7, 2008, the Board of Directors of Community Bancorp. (the “Company”) adopted Amended and Restated Bylaws which supersede in their entirety the Company’s Bylaws as previously in effect.  Among other things, the amendments include provisions to recognize that the Company now has more than one class of capital stock; to reflect the 2008 amendments to the Company’s Amended and Restated Articles of Association approved by the shareholders at the annual meeting; to change the annual meeting date; to update the Company’s so-called advance notice bylaw; and to reflect recent amendments to the Vermont Business Corporation Act.

Specifically, the bylaw amendments include the following changes:
• to add references to the Company’s preferred stock and multiple voting groups where appropriate.
• to change the annual meeting date from the first Tuesday in May to the third Tuesday in May. The Board of Directors retains the right to set a different date if circumstances warrant.

• to clarify that at a special meeting of shareholders, the only matters that may be considered are those proposed by the Board of Directors or by the shareholders who have requested the meeting and who have complied with the advance notice bylaw.

• to recognize that proxies may be submitted by telephone, facsimile or electronic transmission.
• to authorize meetings of the Board of Directors to be held by any electronic or telecommunications medium that permits simultaneous or sequentially structured communication.
• to require that the Compensation Committee and the Nominating/Corporate Governance Committee each include at least a majority of independent directors.
• to specify that director independence will be determined by reference to the applicable NASDAQ standard.
• to authorize notice of shareholder meetings to be sent by electronic transmission if approved by the Board and authorized by the shareholder recipient.
• to provide that the Chief Executive Officer will also be the Chairman of the Board, unless the Board appoints another director as Chairman.
• to revise the advance notice bylaw by
o making the bylaw applicable to special meetings of shareholders, not merely annual meetings;
o changing the manner of calculating the advance notice deadline for the annual meeting (see discussion under Item 8.01 below);
o requiring specified information in some cases as to certain persons affiliated with the shareholder;
o requiring information as to any derivative or hedged positions in the Company’s stock held by the shareholder or certain affiliated persons; and

o clarifying that the advance notice bylaw is intended to apply whether or not the shareholder also seeks to include his or her proposal in the
Company’s proxy statement under Securities and Exchange Commission Rule 14a-8.

The text of the Amended and Restated Bylaws is attached to this Report as Exhibit 3(ii).  Deleted text is shown in brackets and new text is underlined.

Item 8.01.  Other Events

Change in 2009 Annual Meeting Date

In accordance with Section 2.02 of the Amended and Restated Bylaws, the 2009 annual meeting of shareholders of the Company will be held on Tuesday, May 19, 2009 (the third Tuesday in May) and not on the previously announced date (May 5, the first Tuesday in May).

Revised Deadline under Bylaw Section 2.13 for Submission of Director Nominations and Shareholder Proposals

Previously, the Company’s advance notice bylaw required submission of notice of shareholder proposals and nominations at least 120 days before the annual meeting, which the bylaws specified would be held on the first Tuesday in May (unless the Board of Directors specified a different date).  The revised bylaws now provide that the annual meeting will be held on the third Tuesday in May (unless the Board of Directors specifies a different date) and that advance notice of shareholder proposals and nominations must be submitted no earlier than 180 days, and no later than 120 days, before the annual meeting.  Therefore, in accordance with Section 2.13 of the revised bylaws, a shareholder wishing to submit a proposal for action, or to nominate an individual for election as a director, at the 2009 annual meeting of shareholders must submit the information required by Section 2.13 on or before January 20, 2009, but no earlier than November 21, 2008, and must otherwise comply with the requirements of such bylaw.

Deadline for Submission of Proposals Pursuant to SEC Rule 14a-8 Unchanged

The deadline previously announced for submission of proposals that the shareholder seeks to include in the Company’s 2009 annual meeting proxy materials pursuant to SEC Rule 14a-8 is not affected by the bylaw amendments and is earlier than the deadline under revised bylaw Section 2.13.  That deadline is December 26, 2008.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 3 (ii)  Amended and Restated Bylaws of Community Bancorp. with deleted text shown in brackets and new text underlined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: October 7, 2008	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer